Exhibit 99.1

Certification Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to the requirement set forth in Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), Wallace W. Griffin, Chief Executive Officer of Pac-West Telecomm, Inc. (the "Company"), certifies that, to the best of his knowledge:

  The Company's Annual Report on Form 10-Q for the quarterly period ended March 31, 2003, to which this Certification is attached as Exhibit 99.1 (the "Periodic Report"), fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and

  The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

In Witness Whereof, the undersigned have set their hands hereto as of the 8th day of May, 2003.

/s/ Wallace W. Griffin Wallace W. Griffin Chief Executive Officer (Principal Executive Officer)